Exhibit 99.1

Banks.com, Inc. Reports Revenue Up 46% to $4.2 Million for First Quarter 2010

Seasonally Strong First Quarter Exceeded Management’s Top Line Expectations

Adjusted EBITDA up 41% to $1.4 Million; Net Income Almost Quadrupled to $297,000

SAN FRANCISCO – May 12, 2010 – Banks.com, Inc. (NYSE Amex: BNX), operator of internet media properties that provide targeted online advertising and services primarily in the financial services sector, today announced better-than-expected results for the first quarter of 2010, the period ended March 31, 2010.

First Quarter Financial Performance

•

Banks.com, Inc. (the “Company”, “Banks.com”) reported revenue of $4.2 million, up 46% from revenue of $2.9 million in the prior year period on increased tax-related ad revenue, an increase in internet marketing-generated revenue, and incremental revenue from launch of the InterSearch advertising network.

•	GAAP[1] net income was $297,000 or $0.01 per diluted share in the first quarter of 2010 compared to GAAP net income of $81,000 or $0.00 per diluted share in the first quarter of 2009.

•	Adjusted EBITDA[2] was $1.4 million, up 41% compared to Adjusted EBITDA of $961,000 for the quarter ended March 31, 2009.

•

Cost of revenue increased to $1.5 million in the first quarter of 2010 from $781,000 in the first quarter of 2009 due to higher traffic acquisition costs resulting from an increase in internet marketing spend.

•

Gross profit increased 29% to $2.7 million in the first quarter of 2010 from $2.1 million in the first quarter of 2009, while gross margin contracted to 64% from 73% in the same period due to these higher traffic acquisition costs.

•	General and administrative expenses were essentially flat, up $24,000 to $1.46 million in the first quarter of 2010 from $1.44 million in the first quarter of 2009.

•	Paid off the remaining principal balance on its Senior Notes that were due to mature June 30, 2010.

•	Secured a $2.5 million Working Capital Facility from Silicon Valley Bank

“We are pleased that our business outperformed our expectations, resulting in a particularly strong quarter,” commented Dan O’Donnell, Chief Executive Officer of Banks.com. “Tax-related direct advertiser revenue drove much of this out-performance and was further buoyed by an increase in internet marketing-generated revenue and incremental revenue from the launch of our InterSearch advertising network. Despite a near doubling in our traffic acquisition costs, we increased adjusted EBITDA by more than 40%, demonstrating the leverage in our business model. Looking forward, we expect sequential and year-over-year increases in both revenue and EBITDA in the second quarter, driven by tax-related advertising revenue, continued growth in revenue from our InterSearch advertising network, and incremental revenue from our recently launched RateCenter content syndication partnership with FinancialContent.”

Business Highlights

Last week, Banks.com launched “RateCenter by Banks.com” through an expanded partnership with online content aggregator FinancialContent Services to syndicate its interest rate-related content and web tools for local (city, county, state) market rate information on financial products such as mortgages, home equity, CD and savings account rates.

“After a successful tax season, we view the RateCenter launch as the first phase of a content partnership between Banks.com and FinancialContent and substantial opportunity for Banks.com’s to syndicate its content to major online media outlets across the U.S.,” added Mr. O’Donnell “We are focused on further diversification of our business model and leveraging our name-recognition as a portal for financial information to create new revenue streams.”

Second Quarter 2010 Business Outlook

Management expects sequential and year-over-year increases in revenue and EBITDA in the second quarter, driven by tax-related ad revenue, continued growth in revenue from its InterSearch advertising network, and incremental revenue from the recently launched RateCenter, and currently anticipates the following results for its second quarter ending June 30, 2010, based on current forecasts and business trends.

•	Revenue in the range of $3.2 to $3.5 million

•	Adjusted EBITDA in the range of $750,000 to $950,000

The Company has ample availability on its Silicon Valley Bank facility, and management is confident that it can fund this level of growth.

Conference Call

Banks.com will host a conference call today at 2 p.m. PT / 5 p.m. ET to discuss its first quarter 2010 results. To listen to the call and have the opportunity to ask questions, please dial:

877-941-2322 (domestic) or 480-629-9715 (International) five to 10 minutes before the call.

A replay of the call will be available by dialing:

800-406-7325 (domestic) or 303-590-3030 (international) and referencing Passcode 4293155.

Questions for the conference call will also be taken via email at: stockwatch@banks.com and can be sent any time prior to the conference call’s starting time. Investors will also have the opportunity to listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: www.Banks.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: management’s expectations regarding our strategy, management’s expectations regarding our financial results for the second quarter of 2010, the effect of recent events, our financial flexibility, our growth prospects and the overall outlook for our business. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, slowdown in the financial services vertical; market acceptance of the Banks.com website; introduction of additional competitors in the Internet search services space; diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; the stability of our infrastructure; and continued weak economic conditions. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, our quarterly reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Banks.com’s profitability.

About Banks.com

Banks.com, Inc. operates Internet media properties that provide targeted online advertising and services primarily in the financial services sector. Through the Banks.com network, the Company provides access to financial content, including financial news, blogs, business articles, interest-rate tables, stock quotes, stock tracking and financial calculators. It also provides users access to financial services, including online tax preparation and tax extensions through the Banks.com Tax Center and online stock brokerage through MyStockFund.com, its online broker-dealer subsidiary. In addition to Banks.com, it operates other search related websites including Look.com. Banks.com, Inc. is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700. Find up to date information on Mortgage Rates, CD Rates & Home Equity Rates at: Banks.com.

Contact:

Banks.com

Dan O’Donnell

President and Chief Executive Officer

415-962-9700

Investors:

David Fore, Hayden IR, 206-450-2151

dave@haydenir.com

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009

Revenues	$4,169	$2,856

Cost of revenues	1,499	781

Gross profit	2,670	2,075

Operating expenses:
Sales and marketing expense	360	189
General and administrative expense	1,463	1,439

Total operating expenses	1,823	1,628

Earnings from operations	847	447

Interest expense	319	310

Earnings before income tax expense	528	137

Income tax expense	231	56

Net earnings	$297	$81

Basic earnings per share	$0.01	$0.00

Diluted earnings per share	$0.01	$0.00

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2010	December 31, 2009
Assets

Current assets:
Cash	$200	$176
Accounts receivable	2,402	2,019
Prepaid expenses and other	292	285
Deferred income taxes	123	125

Total current assets	3,017	2,605

Property and equipment, net	571	674
Debt issuance costs, net	—	176
Patents and trademarks, net	13	27
Domains, net	10,642	10,902
Other intangible assets, net	688	750
Other assets	10	5
Deferred income taxes	743	764

Total Assets	$15,684	$15,903

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,521	$1,261
Accrued liabilities	854	667
Deferred revenue	8	107
Revolving line of credit	1,211	—
Notes payable, net of discount	—	2,128

Total current liabilities	3,594	4,163

Total liabilities	3,594	4,163

Stockholders’ equity:
Preferred stock	3	3
Common stock	26	26
Additional paid-in capital	10,891	10,831
Retained earnings	1,170	880

Total stockholders’ equity	12,090	11,740

Total Liabilities and Stockholders’ Equity	$15,684	$15,903

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009

Net earnings	$297	$81

Income tax expense	231	56

Earnings before income tax expense	528	137

Interest expense	319	310

Earnings from operations	847	447

Depreciation	113	119

Amortization	336	321

Stock compensation expense	60	74

Adjusted earnings before interest, taxes, depreciation,amortization, and stock compensation expense (Adjusted EBITDA)	$1,356	$961

[1]	Generally accepted accounting principles in the United States of America.

[2]

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section above entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.